Exhibit 99.1


     The DIRECTV Group Announces Second Quarter 2006 Results


    EL SEGUNDO, Calif.--(BUSINESS WIRE)--Aug. 8, 2006--The DIRECTV Group, Inc. (NYSE:DTV):

    -- DIRECTV U.S. Revenues Increase 12% to $3.3 Billion and Cash Flow before Interest and Taxes Nearly Triples to $450 Million

    -- Results Bolstered by Lower Monthly Churn of 1.59% and Strong ARPU Growth of 5.6%

    The DIRECTV Group, Inc. (NYSE:DTV) today reported that second quarter revenues increased 10% to $3.52 billion and operating profit before depreciation and amortization(1) nearly doubled to $977 million compared to last year's second quarter. The DIRECTV Group reported second quarter 2006 operating profit and net income both more than doubled to $741 million and $459 million, respectively, when compared to the same period last year. Earnings per share were $0.36 compared with $0.12 in the same period last year. These operating results include the effect of $253 million of equipment that DIRECTV U.S. capitalized during the quarter under its lease program, which was implemented March 1, 2006.
    "Similar to recent quarters, DIRECTV U.S. generated excellent financial results highlighted by a 12% increase in revenues to $3.3 billion, a 93% increase in operating profit before depreciation and amortization to $977 million and a nearly tripling of cash flow before interest and taxes to $450 million," said Chase Carey, president and CEO of The DIRECTV Group, Inc.
    Carey continued, "In many ways, the results in the quarter reflect our strategy to target higher quality subscribers. For example, although gross subscriber additions of 863,000 and net additions of 125,000 in the quarter were below expectations, it's important to note that we added 11% more higher quality gross subscribers in the quarter compared to last year. This trend -- which is driving both the top-line and bottom-line financial results -- is primarily due to the ongoing changes we're making to refine our credit policy and dealer network. These factors played an important role in reducing DIRECTV's monthly churn rate from 1.69% to 1.59% this quarter. In addition, customers are buying more premium services such as high definition programming and digital video recorders which is contributing to the strong ARPU growth of 5.6% in the quarter. The increase in operating profit -- excluding the accounting effect from the new lease program -- is also directly linked to the improved subscriber mix primarily due to the reduced acquisition costs associated with the significant reduction in lower quality customers attained and the related lower bad debt expense incurred. We are also pleased that our acquisition cost per subscriber, or SAC, declined both sequentially and compared to last year as our set-top box cost reductions offset the higher sales of advanced boxes."
    Carey concluded, "With continued improvements in subscriber growth and the launch of several new products and services, we look forward to a strong second half of the year. For example, we are currently promoting our enhanced NFL SUNDAY TICKET(R) package that features new interactive services and more high definition games. In addition, we just launched 19 regional sports networks in high definition and we will continue to add new high definition local channel markets as we strive to reach approximately 75% of all U.S. television households by the end of the year. Finally, we're also very excited about the launch of our new HD-DVR which is scheduled to be introduced in Los Angeles later this month and nationwide in the following weeks."

    Second Quarter Review

    Lease Program. On March 1, 2006, DIRECTV U.S. introduced a set-top receiver lease program primarily to increase future profitability by providing DIRECTV U.S. with the opportunity to retrieve and reuse set-top receivers from deactivated customers. Under this new program, set-top receivers are capitalized and depreciated over their estimated useful lives of three years. Prior to March 1, 2006, set-top receivers provided to new and existing DIRECTV U.S. subscribers were immediately expensed upon activation as a subscriber acquisition or upgrade and retention cost. The lease program is expected to result in a reduction in subscriber acquisition, and upgrade and retention costs. The amount of set-top receivers capitalized during the period is now reported in the DIRECTV U.S. Consolidated Statements of Cash Flows under the captions "Cash paid for subscriber leased equipment - subscriber acquisitions" and "Cash paid for subscriber leased equipment - upgrade and retention." The amount of cash DIRECTV U.S. paid during the quarter ended June 30, 2006 for leased set-top receivers totaled $253 million -- $153 million for subscriber acquisitions and $100 million for upgrade and retention.


                THE DIRECTV GROUP'S OPERATIONAL REVIEW

                                        Three Months     Six Months
                                       Ended June 30,  Ended June 30,
Dollars in Millions except Earnings    --------------- ---------------
per Common Share                        2006    2005    2006    2005
-------------------------------------- ------- ------- ------- -------
Revenues                               $3,520  $3,188  $6,906  $6,336
-------------------------------------- ------- ------- ------- -------
Operating Profit Before
Depreciation and Amortization(1)          977     523   1,582     681
-------------------------------------- ------- ------- ------- -------
Operating Profit                          741     312   1,134     257
-------------------------------------- ------- ------- ------- -------
Net Income                                459     162     694     120
-------------------------------------- ------- ------- ------- -------
Earnings Per Common Share ($)            0.36    0.12    0.53    0.09
-------------------------------------- ------- ------- ------- -------
Free Cash Flow(2)                         397      99     566    (103)
-------------------------------------- ------- ------- ------- -------


    Operational Review. In the second quarter of 2006, The DIRECTV Group's revenues of $3.52 billion increased 10% over the same period in the prior year principally due to the larger subscriber bases at DIRECTV U.S. and DIRECTV Latin America, as well as strong growth in average revenue per subscriber (ARPU) at DIRECTV U.S. These changes were partially offset by the exclusion of Hughes Network Systems (HNS) results in 2006 due to its sale.
    The higher operating profit before depreciation and amortization of $977 million and operating profit of $741 million were mostly related to DIRECTV U.S. operations due to the capitalization of customer equipment under the lease program for both new and existing subscribers, the increase in gross profit generated from the higher revenues, and reduced subscriber acquisition costs resulting primarily from lower gross subscriber additions. Also impacting the comparison was a non-cash gain of $28 million in the second quarter of 2005 related to the successful migration and retention of a portion of the DIRECTV Latin America subscribers in Mexico to the Sky Mexico platform.
    Net income increased to $459 million in the second quarter of 2006 primarily due to the changes in operating profit discussed above and a second quarter 2005 charge of $65 million related to the premium paid for the redemption of senior notes and the write-off of a portion of deferred debt issuance costs resulting from debt refinancing (recorded in "Other, net" in the Consolidated Statements of Operations). Partially offsetting these improvements was higher income tax expense in the most recent quarter associated with the higher pre-tax income and a $31 million credit in the second quarter of 2005 (recorded in "Income from discontinued operations, net of taxes" in the Consolidated Statements of Operations) related to the favorable settlement of a U.S. federal income tax dispute associated with a previously divested business.

    Year-To-Date Review

    The DIRECTV Group's revenues of $6.91 billion in the first half of 2006 increased 9% compared to the same period of 2005 driven principally by subscriber growth at DIRECTV U.S. and DIRECTV Latin America, as well as continued solid ARPU growth at DIRECTV U.S. These changes were partially offset by the exclusion of Hughes Network Systems (HNS) results in 2006 due to its sale.
    In the first six months of 2006, operating profit before depreciation and amortization more than doubled to $1.58 billion and operating profit more than quadrupled to $1.13 billion driven primarily by DIRECTV U.S. due to the capitalization of $339 million of customer equipment under the lease program for both new and existing subscribers, the increase in gross profit generated from higher revenues, and reduced subscriber acquisition costs resulting from lower gross subscriber additions, partially offset by higher retention and upgrade spending at DIRECTV U.S. Also impacting the comparison was a $57 million non-cash gain recorded in the first quarter of 2006 resulting from the completion of DIRECTV Latin America's Sky Mexico transactions, a non-cash gain of $28 million in the second quarter of 2005 related to the migration and retention of a portion of the DIRECTV Latin America subscribers in Mexico to the Sky Mexico platform, and a loss in the first quarter of 2005 at HNS primarily related to charges associated with its sale.
    The increase in first half 2006 net income to $694 million was due to the higher operating profit discussed above, a second quarter 2005 charge of $65 million related to the premium paid for the redemption of senior notes and the write-off of a portion of deferred debt issuance costs from debt refinancing, and higher interest income in 2006 resulting primarily from higher average interest rates. Partially offsetting these improvements were higher 2006 income tax expense resulting from an increase in pre-tax income and a $31 million credit in the second quarter of 2005 related to the favorable settlement of a U.S. federal income tax dispute associated with a previously divested business.


                       SEGMENT FINANCIAL REVIEW
                         DIRECTV U.S. Segment

                                        Three Months     Six Months
                                       Ended June 30,  Ended June 30,
DIRECTV U.S.                           --------------- ---------------
Dollars in Millions except ARPU         2006    2005    2006    2005
-------------------------------------- ------- ------- ------- -------
Revenue                                $3,318  $2,961  $6,512  $5,761
-------------------------------------- ------- ------- ------- -------
Average Monthly Revenue per Subscriber
 (ARPU) ($)                             71.59   67.79   70.73   66.91
-------------------------------------- ------- ------- ------- -------
Operating Profit Before Depreciation
 and Amortization(1)                      977     505   1,521     720
-------------------------------------- ------- ------- ------- -------
Operating Profit                          774     333   1,137     372
-------------------------------------- ------- ------- ------- -------
Cash Flow Before Interest and Taxes(3)    450     154     661     217
-------------------------------------- ------- ------- ------- -------
Free Cash Flow(2)                         224     126     272     151
-------------------------------------- ------- ------- ------- -------
Subscriber Data (in 000's except
 Churn)
-------------------------------------- ------- ------- ------- -------
Gross Subscriber Additions                863     964   1,782   2,101
-------------------------------------- ------- ------- ------- -------
Average Monthly Subscriber Churn         1.59%   1.69%   1.52%   1.59%
-------------------------------------- ------- ------- ------- -------
Net Subscriber Additions                  125     225     380     730
-------------------------------------- ------- ------- ------- -------
Cumulative Subscribers                 15,513  14,670  15,513  14,670
-------------------------------------- ------- ------- ------- -------


    DIRECTV U.S. gross subscriber additions of 863,000 declined 10% compared to the second quarter of 2005 primarily due to the implementation of revised credit policies and dealer incentives designed to improve the quality of new subscriber additions. As a result of these changes, DIRECTV U.S. increased the number of higher quality subscribers attained in the quarter by 11% compared to last year. This trend of attaining higher quality subscribers was a major contributor to the reduction in monthly churn from 1.69% to 1.59% in the current quarter. DIRECTV U.S. added 125,000 net subscribers in the quarter bringing the total number of DIRECTV U.S. subscribers to 15.51 million as of June 30, 2006, an increase of 6% over the 14.67 million subscribers on June 30, 2005.
    In the quarter, DIRECTV U.S. revenues increased 12% to $3.32 billion due to the larger subscriber base and strong ARPU growth. ARPU of $71.59 increased 5.6% compared to last year principally due to programming package price increases as well as higher mirroring, lease, digital video recorder (DVR) and high-definition programming fees.
    The second quarter 2006 operating profit before depreciation and amortization increased 93% to $977 million and operating profit increased 132% to $774 million primarily due to the capitalization of customer equipment, the increase in gross profit generated from the higher revenues and lower subscriber acquisition costs resulting primarily from the reduction in lower quality subscriber additions. Excluding the $253 million of customer equipment that was capitalized under the new lease program, operating profit before depreciation and amortization would have increased 44%.

    DIRECTV Latin America Segment

    DIRECTV Latin America and Sky Consolidation. On October 11, 2004, The DIRECTV Group announced a series of transactions with News Corporation, Grupo Televisa, Globo and Liberty Media that are designed to strengthen the operating and financial performance of DIRECTV Latin America by combining the two Direct-To-Home platforms into a single platform in each of the major territories served in the region. In 2006, The DIRECTV Group paid News Corporation and Liberty Media approximately $373 million for their equity stakes in Sky Mexico and received approximately $59 million from Televisa at the completion of the Sky Mexico transaction. DIRECTV Latin America completed the migration of approximately 144,000 subscribers to the Sky Mexico platform and ceased operations in 2005. The DIRECTV Group owns approximately 41% of Sky Mexico, which has 1.39 million subscribers. In the third quarter of 2006, The DIRECTV Group expects to receive approximately $97 million from News Corporation upon completion of the transaction in Brazil. For the rest of the region, the consolidation transactions have been completed.


                                        Three Months      Six Months
DIRECTV Latin America                  Ended June 30,   Ended June 30,
Dollars in Millions                    --------------   --------------
                                        2006   2005      2006   2005
-------------------------------------- ------- ------   ------- ------
Revenue                                  $202   $184      $395   $367
-------------------------------------- ------- ------   ------- ------
Operating Profit Before Depreciation
 and Amortization(1)                       21     45        96     68
-------------------------------------- ------- ------   ------- ------
Operating Profit (Loss)                   (13)     4        31    (10)
-------------------------------------- ------- ------   ------- ------
Net Subscriber Additions(4) (000's)        77     45       139     74
-------------------------------------- ------- ------   ------- ------
Cumulative Subscribers(4) (000's)       1,732  1,519     1,732  1,519
-------------------------------------- ------- ------   ------- ------


    Operational Review. In the second quarter of 2006, DIRECTV Latin America added 77,000 net subscribers principally due to solid subscriber growth in Argentina and Venezuela. The total number of DIRECTV subscribers in Latin America as of June 30, 2006 increased 14% to 1.73 million compared to 1.52 million as of June 30, 2005.
    Revenues for DIRECTV Latin America increased 10% to $202 million in the quarter primarily due to the larger subscriber base partially offset by the absence of revenues in 2006 from DIRECTV Latin America's Mexico operations due to its shutdown. The decline in DIRECTV Latin America's second quarter 2006 operating profit before depreciation and amortization to $21 million and the operating loss of $13 million were primarily attributable to a non-cash gain of $28 million in the second quarter of 2005 related to the successful migration and retention of a portion of the DIRECTV Latin America subscribers in Mexico to the Sky Mexico platform.


                        Network Systems Segment

                                        Three Months      Six Months
                                       Ended June 30,   Ended June 30,
Network Systems Segment                --------------   --------------
Dollars in Millions                     2006    2005     2006    2005
-------------------------------------- ------   -----   ------   -----
Revenue                                    -     $45        -    $211
-------------------------------------- ------   -----   ------   -----
Operating Loss Before Depreciation and
 Amortization(1)                           -      (8)       -     (61)
-------------------------------------- ------   -----   ------   -----
Operating Loss                             -      (8)       -     (61)
-------------------------------------- ------   -----   ------   -----


    On April 22, 2005, The DIRECTV Group completed the sale of a 50% interest in HNS LLC, an entity that owns substantially all of the assets of HNS, to SkyTerra Communications, Inc. As of the date of this sale until January 2006, The DIRECTV Group accounted for 50% of HNS' net income or loss as an equity investment in "Other, net" in the Consolidated Statements of Operations. In January 2006, The DIRECTV Group completed the sale of the remaining 50% interest in HNS LLC to SkyTerra and received $110 million in cash.


               CONSOLIDATED BALANCE SHEET AND CASH FLOW

The DIRECTV Group                         June 30,       December 31,
                                      ----------------- --------------
Dollars in Billions                         2006            2005
------------------------------------- ----------------- --------------
Cash, Cash Equivalents & Short-Term
 Investments                                     $2.05          $4.38
------------------------------------- ----------------- --------------
Total Debt                                        3.41           3.42
------------------------------------- ----------------- --------------
Net Debt/(Cash)                                   1.36          (0.96)
------------------------------------- ----------------- --------------


    The DIRECTV Group's consolidated cash and short-term investment balance of $2.05 billion declined by $2.34 billion in the first half of 2006 mostly due to the implementation of a planned $3.00 billion share repurchase program announced on February 8, 2006. During the first half of the year, The DIRECTV Group repurchased and retired 168 million shares of DIRECTV Group common stock (including 131 million shares of common stock purchased from General Motors employee pension and benefit trusts) for approximately $2.70 billion at an average price of $16.01 per share. Also impacting the cash balance through June 30, 2006, were net payments of $314 million related to the DIRECTV Latin America transactions, $110 million received for the sale of the remaining interest in HNS, as well as free cash flow in the period of $566 million. Free cash flow was driven by cash flow from operations of $1.30 billion partially offset by cash paid for satellites and property and equipment of $734 million. Total debt remained essentially unchanged at $3.41 billion.

    CONFERENCE CALL INFORMATION

    A live webcast of The DIRECTV Group's second quarter 2006 earnings call will be available on the company's website at www.directv.com. The webcast will begin at 2:00 p.m. ET, today, August 8, 2006 and will be archived on our website at www.directv.com.


FOOTNOTES

(1) Operating profit (loss) before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with accounting principles generally accepted in the United States of America. Please see each of The DIRECTV Group's and DIRECTV Holdings LLC's Annual Reports on Form 10-K for the year ended December 31, 2005 for further discussion of operating profit (loss) before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment," "Cash paid for satellites," "Cash paid for subscriber leased equipment - subscriber acquisitions," and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by (used in) operating activities" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use free cash flow to evaluate the cash generated by DIRECTV U.S.' current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions "Cash paid for property and equipment," "Cash paid for satellites," "Cash paid for subscriber leased equipment - subscriber acquisitions" and "Cash paid for subscriber leased equipment - upgrade and retention" from "Net cash provided by (used in) operating activities" from the Consolidated Statements of Cash Flows and then adding back net interest paid and "Cash paid (refunded) for income taxes." This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use cash flow before interest and taxes to evaluate the cash generated by DIRECTV U.S.' current subscriber base, net of capital expenditures, interest, and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers and for additional capital expenditures. The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America net subscriber additions exclude DIRECTV Latin America's subscriber activity in Mexico. DIRECTV Latin
    America cumulative subscribers exclude subscribers of the Sky
    Mexico service.


    CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

    NOTE: This release may include or incorporate by reference certain statements that we believe are, or may be considered to be, "forward-looking statements" within the meaning of various provisions of the Securities Act of 1933 and of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as "believe," "expect," "estimate," "anticipate," "intend," "plan," "foresee," "project" or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: economic conditions; product demand and market acceptance; ability to simplify aspects of our business model, improve customer service, create new and desirable programming content and interactive features, and achieve anticipated economies of scale; government action; local political or economic developments in or affecting countries where we have operations, including political, economic and social uncertainties in many Latin American countries in which DTVLA operates; foreign currency exchange rates; ability to obtain export licenses; competition; the outcome of legal proceedings; ability to achieve cost reductions; ability to timely perform material contracts; ability to renew programming contracts under favorable terms; technological risk; limitations on access to distribution channels; the success and timeliness of satellite launches; in-orbit performance of satellites, including technical anomalies; loss of uninsured satellites; theft of satellite programming signals; and our ability to access capital to maintain our financial flexibility. We urge you to consider these factors carefully in evaluating the forward-looking statements.
    DIRECTV is the nation's leading digital television service provider with more than 15.5 million customers. DIRECTV and the Cyclone Design logo are registered trademarks of DIRECTV, Inc. DIRECTV (NYSE:DTV) is approximately 39 percent owned by News Corporation. For more information visit directv.com.


THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               ------------------- -------------------

Revenues                       $3,520.0  $3,187.9  $6,905.6  $6,335.8
------------------------------ ---------------------------------------

Operating Costs and Expenses
 Costs of revenues, exclusive
  of depreciation and
  amortization expense
   Broadcast programming and
    other                       1,383.3   1,238.9   2,782.5   2,583.8
   Subscriber service expenses    267.1     230.9     515.3     463.0
   Broadcast operations
    expenses                       74.6      63.2     145.5     125.4
 Selling, general and
  administrative expenses,
  exclusive of depreciation
  and amortization expense
   Subscriber acquisition
    costs                         422.1     644.1   1,009.2   1,405.3
   Upgrade and retention costs    145.6     226.5     440.7     481.0
   General and administrative
    expenses                      250.3     261.6     430.5     596.8
 Depreciation and amortization
  expense                         235.6     211.1     448.4     423.1
------------------------------ ---------------------------------------
Total Operating Costs and
 Expenses                       2,778.6   2,876.3   5,772.1   6,078.4
------------------------------ ---------------------------------------

Operating Profit                  741.4     311.6   1,133.5     257.4

Interest income                    32.3      31.0      79.5      53.1
Interest expense                  (56.6)    (60.2)   (115.3)   (115.5)
Other, net                         (1.8)    (71.9)     19.8     (73.6)
------------------------------ ---------------------------------------

Income From Continuing
 Operations Before Income
 Taxes and Minority Interests     715.3     210.5   1,117.5     121.4

Income tax expense               (256.6)    (75.6)   (417.3)    (31.9)
Minority interests in net
 earnings of subsidiaries             -      (4.7)     (6.3)     (0.7)
------------------------------ ---------------------------------------

Income from continuing
 operations                       458.7     130.2     693.9      88.8
Income from discontinued
 operations, net of taxes             -      31.3         -      31.3
------------------------------ ---------------------------------------


Net Income                       $458.7    $161.5    $693.9    $120.1
============================== =======================================

Basic and Diluted Earnings Per
 Common Share:
Income from continuing
 operations                       $0.36     $0.10     $0.53     $0.07
Income from discontinued
 operations, net of taxes             -      0.02         -      0.02
------------------------------ ---------------------------------------
Basic and Diluted Earnings Per
 Common Share:                    $0.36     $0.12     $0.53     $0.09
============================== =======================================

Weighted average number of
 common shares outstanding (in
 millions)
   Basic                        1,256.9   1,387.6   1,301.7   1,386.8
   Diluted                      1,263.8   1,393.5   1,308.2   1,392.8
============================== =======================================


THE DIRECTV GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                           June 30,      December 31,
ASSETS                                      2006            2005
-------------------------------------- ---------------- --------------
Current Assets
Cash and cash equivalents                     $1,884.2       $3,701.3
Short-term investments                           163.7          683.2
Accounts receivable, net of allowances
 of $73.9 and $80.5                            1,047.0        1,033.2
Inventories                                      201.3          283.1
Deferred income taxes                            136.4          163.3
Prepaid expenses and other                       180.6          232.3
-------------------------------------- ---------------- --------------

Total Current Assets                           3,613.2        6,096.4
Satellites, net                                1,882.5        1,875.5
Property and Equipment, net                    1,602.2        1,199.2
Goodwill                                       3,045.3        3,045.3
Intangible Assets, net                         1,723.7        1,878.0
Deferred Income Taxes                            155.5          492.4
Investments and Other Assets                   1,254.0        1,043.4
-------------------------------------- ---------------- --------------

Total Assets                                 $13,276.4      $15,630.2
====================================== ================ ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------- ---------------- --------------
Current Liabilities
Accounts payable and accrued
 liabilities                                  $2,158.6       $2,541.8
Unearned subscriber revenue and
 deferred credits                                276.2          276.6
Short-term borrowings and current
 portion of long-term debt                        11.0            9.7
-------------------------------------- ---------------- --------------

Total Current Liabilities                      2,445.8        2,828.1
Long-Term Debt                                 3,400.2        3,405.3
Other Liabilities and Deferred Credits         1,368.5        1,407.6
Commitments and Contingencies
Minority Interests                                55.5           49.2
Stockholders' Equity                           6,006.4        7,940.0
-------------------------------------- ---------------- --------------

Total Liabilities and Stockholders'
 Equity                                      $13,276.4      $15,630.2
====================================== ================ ==============


THE DIRECTV GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                          Six Months Ended June 30,
                                            2006            2005
-------------------------------------- -------------------------------
Cash Flows From Operating Activities
Net Income                                      $693.9         $120.1
Adjustments to reconcile net income to
 net cash provided by operating
 activities:
   Depreciation and amortization                 448.4          423.1
   Gain from DIRECTV Mexico
    transaction                                  (57.0)         (28.3)
   Impairment charge                                 -           25.3
   Net (gain) loss from sale of
    investments                                  (14.3)           0.6
   Gain from discontinued operations                 -          (31.3)
   Loss on disposal of fixed assets               15.6            4.3
   Share-based compensation expense               22.0           20.4
   Write-off of debt issuance costs                  -           19.0
   Deferred income taxes and other               367.6           55.1
   Change in other operating assets
    and liabilities
      Accounts receivable, net                    80.7           47.3
      Inventories                                 81.8         (171.7)
      Prepaid expenses and other                  48.5           (3.6)
      Accounts payable and accrued
       liabilities                              (387.2)         (14.9)
      Unearned subscriber revenue and
       deferred credits                           (0.4)         (18.9)
      Other, net                                   0.6         (116.1)
-------------------------------------- -------------------------------
Net Cash Provided by Operating
 Activities                                    1,300.2          330.4
-------------------------------------- -------------------------------
Cash Flows From Investing Activities
Purchase of short-term investments            (1,673.1)      (1,783.5)
Sale of short-term investments                 2,193.3        1,931.6
Cash paid for investments                       (389.6)             -
Proceeds from sale of investments                182.4          113.1
Proceeds from sale of businesses                     -          246.0
Cash paid for property and equipment            (628.8)        (205.7)
Cash paid for satellites                        (105.2)        (227.5)
Other, net                                       (23.9)          (0.3)
-------------------------------------- -------------------------------
Net Cash Provided by (Used in)
 Investing Activities                           (444.9)          73.7
-------------------------------------- -------------------------------
Cash Flows From Financing Activities
Common shares repurchased and retired         (2,681.7)             -
Net decrease in short-term borrowings             (1.3)          (3.2)
Excess tax benefit from share-based
 compensation                                      1.5              -
Cash proceeds from refinancing
 transactions                                        -        3,003.3
Repayment of long-term debt                       (2.5)      (2,002.4)
Repayment of other long-term
 obligations                                     (47.7)         (44.6)
Stock options exercised                           59.3           15.3
Debt issuance costs                                  -           (4.7)
-------------------------------------- -------------------------------
Net Cash Provided by (Used in)
 Financing Activities                         (2,672.4)         963.7
-------------------------------------- -------------------------------
Net increase (decrease) in cash and
 cash equivalents                             (1,817.1)       1,367.8
Cash and cash equivalents at beginning
 of the period                                 3,701.3        2,307.4
-------------------------------------- -------------------------------
Cash and cash equivalents at the end
 of the period                                $1,884.2       $3,675.2
-------------------------------------- -------------------------------

Supplemental Cash Flow Information
Cash paid for interest                          $113.9         $116.6
Cash paid (refunded) for income taxes            (15.1)           5.0


THE DIRECTV GROUP, INC.
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

                                   Three Months         Six Months
                                  Ended June 30,      Ended June 30,
                                ------------------  ------------------
                                 2006      2005      2006      2005
----------------------------------------------------------------------
DIRECTV U.S.
Revenues                       $3,318.3  $2,960.5  $6,511.8  $5,761.3
Operating Profit Before
 Depreciation and
 Amortization(1)                  976.7     504.6   1,521.3     720.2
Operating Profit Before
 Depreciation and Amortization
 Margin(1)                         29.4%     17.0%     23.4%     12.5%
Operating Profit               $  774.3  $  333.2  $1,136.7  $  371.6
Operating Profit Margin            23.3%     11.3%     17.5%      6.4%
Depreciation and Amortization  $  202.4  $  171.4  $  384.6  $  348.6
Capital Expenditures(2)(3)        423.2     197.7     643.1     343.9

----------------------------------------------------------------------
DIRECTV LATIN AMERICA
Revenues                       $  202.1  $  183.5  $  394.6  $  367.4
Operating Profit Before
 Depreciation and
 Amortization(1)                   21.3      45.3      96.4      67.9
Operating Profit Before
 Depreciation and Amortization
 Margin(1)                         10.5%     24.7%     24.4%     18.5%
Operating Profit (Loss)        $  (12.8) $    4.0  $   30.7  $   (9.5)
Operating Profit Margin             N/A       2.2%      7.8%      N/A
Depreciation and Amortization  $   34.1  $   41.3  $   65.7  $   77.4
Capital Expenditures(2)            40.5      24.6      69.6      41.6

----------------------------------------------------------------------
NETWORK SYSTEMS
Revenues                       $      -  $   45.2  $      -  $  211.4
Operating Loss Before
 Depreciation and
 Amortization(1)                      -      (8.0)        -     (60.8)
Operating Loss                        -      (8.0)        -     (60.8)
Depreciation and Amortization         -         -         -         -
Capital Expenditures(2)               -       3.9         -      18.1

----------------------------------------------------------------------
ELIMINATIONS and OTHER
Revenues                       $   (0.4) $   (1.3) $   (0.8) $   (4.3)
Operating Loss Before
 Depreciation and
 Amortization(1)                  (21.0)    (19.2)    (35.8)    (46.8)
Operating Loss                    (20.1)    (17.6)    (33.9)    (43.9)
Depreciation and Amortization      (0.9)     (1.6)     (1.9)     (2.9)
Capital Expenditures(2)               -       1.4         -      29.6

----------------------------------------------------------------------
TOTAL
Revenues                       $3,520.0  $3,187.9  $6,905.6  $6,335.8
Operating Profit Before
 Depreciation and
 Amortization(1)                  977.0     522.7   1,581.9     680.5
Operating Profit Before
 Depreciation and Amortization
 Margin(1)                         27.8%     16.4%     22.9%     10.7%
Operating Profit               $  741.4  $  311.6  $1,133.5  $  257.4
Operating Profit Margin            21.1%      9.8%     16.4%      4.1%
Depreciation and Amortization  $  235.6  $  211.1  $  448.4  $  423.1
Capital Expenditures(2)           463.7     227.6     712.7     433.2

======================================================================

(1) See footnote 1 above.

(2) Capital expenditures include cash paid and amounts accrued during the period for property, equipment and satellites.

(3) Beginning in March 2006, capital expenditures at DIRECTV U.S.
    include the cost of set-top receivers capitalized under its lease program.


DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

                               Three Months Ended   Six Months Ended
                                     June 30,            June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               ------------------- -------------------

Revenues                       $3,318.3  $2,960.5  $6,511.8  $5,761.3
----------------------------------------------------------------------

Operating Costs and Expenses
 Costs of revenues, exclusive
  of depreciation and
  amortization expense
   Broadcast programming and
    other                       1,314.4   1,137.7   2,645.9   2,287.3
   Subscriber service expenses    255.5     219.2     492.2     439.7
   Broadcast operations
    expenses                       45.6      35.3      87.6      70.7
 Selling, general and
  administrative expenses,
  exclusive of depreciation
  and amortization expense
   Subscriber acquisition
    costs                         401.4     622.2     969.0   1,367.8
   Upgrade and retention costs    143.8     223.2     436.9     475.4
   General and administrative
    expenses                      180.9     218.3     358.9     400.2
 Depreciation and amortization
  expense                         202.4     171.4     384.6     348.6
----------------------------------------------------------------------
Total Operating Costs and
 Expenses                       2,544.0   2,627.3   5,375.1   5,389.7
----------------------------------------------------------------------

Operating Profit                  774.3     333.2   1,136.7     371.6

Interest income                    17.3       3.7      31.7       4.5
Interest expense                  (53.9)    (57.9)   (109.8)   (114.7)
Other expense                      (0.7)    (65.2)     (1.3)    (65.6)
----------------------------------------------------------------------

Income Before Income Taxes        737.0     213.8   1,057.3     195.8

Income tax expense               (281.7)    (82.0)   (404.1)    (75.1)
----------------------------------------------------------------------

Net Income                       $455.3    $131.8    $653.2    $120.7
======================================================================


DIRECTV HOLDINGS LLC
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

                                           June 30,      December 31,
ASSETS                                      2006            2005
----------------------------------------------------------------------
Current Assets
Cash and cash equivalents                     $1,401.2       $1,164.8
Accounts receivable, net of allowances
 of $68.5 and $75.0                              913.6          995.9
Inventories                                      198.2          281.4
Deferred income taxes                            120.4          148.1
Prepaid expenses and other                       138.5          136.9
----------------------------------------------------------------------

Total Current Assets                           2,771.9        2,727.1
Satellites, net                                1,911.7        1,907.9
Property and Equipment, net                    1,257.8          848.3
Goodwill                                       3,031.7        3,031.7
Intangible Assets, net                         1,720.7        1,875.0
Other Assets                                     148.3          135.0
----------------------------------------------------------------------

Total Assets                                 $10,842.1      $10,525.0
======================================================================

LIABILITIES AND OWNER'S EQUITY
----------------------------------------------------------------------
Current Liabilities
Accounts payable and accrued
 liabilities                                  $1,945.3       $2,362.9
Unearned subscriber revenue and
 deferred credits                                258.3          259.0
Current portion of long-term debt                 10.3            7.8
----------------------------------------------------------------------

Total Current Liabilities                      2,213.9        2,629.7
Long-Term Debt                                 3,400.2        3,405.3
Other Liabilities and Deferred Credits         1,001.5          989.2
Deferred Income Taxes                            257.1          204.4
Commitments and Contingencies

Owner's Equity                                 3,969.4        3,296.4
----------------------------------------------------------------------

Total Liabilities and Owner's Equity         $10,842.1      $10,525.0
======================================================================


DIRECTV HOLDINGS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

                                          Six Months Ended June 30,
                                            2006            2005
----------------------------------------------------------------------
Cash Flows From Operating Activities
Net Income                                      $653.2         $120.7
 Adjustments to reconcile net income
  to net cash provided by operating
  activities:
   Depreciation and amortization
    expense                                      384.6          348.6
   Share-based compensation expense               18.7           13.2
   Equity losses from unconsolidated
    affiliates                                     1.3            0.7
   Amortization of debt issuance costs             2.3            3.9
   Write-off of debt issuance costs                  -           19.0
   Deferred income taxes and other                80.4           55.3
   Change in other operating assets
    and liabilities
     Accounts receivable, net                     83.1           49.9
     Inventories                                  83.2         (172.2)
     Prepaid expenses and other                   (1.6)          48.3
     Other assets                                (17.9)          (1.9)
     Accounts payable and accrued
      liabilities                               (398.2)          91.6
     Unearned subscriber revenue and
      deferred credits                            (0.7)         (30.4)
     Other liabilities and deferred
      credits                                     47.3          (52.2)
----------------------------------------------------------------------
Net Cash Provided by Operating
 Activities                                      935.7          494.5
----------------------------------------------------------------------
Cash Flows From Investing Activities
Cash paid for property and equipment            (219.1)        (148.3)
Cash paid for subscriber leased
 equipment - subscriber acquisitions            (199.4)             -
Cash paid for subscriber leased
 equipment - upgrade and retention              (139.9)             -
Cash paid for satellites                        (105.2)        (195.6)
Other                                             (2.0)             -
----------------------------------------------------------------------
Net Cash Used in Investing Activities           (665.6)        (343.9)
----------------------------------------------------------------------
Cash Flows From Financing Activities
Cash proceeds from refinancing
 transactions                                        -        3,003.3
Repayment of long-term debt                       (2.5)      (2,001.8)
Repayment of borrowing from Parent                   -         (875.0)
Repayment of other long-term
 obligations                                     (33.1)         (31.2)
Cash contribution from Parent                        -          538.3
Excess tax benefit from share-based
 compensation                                      1.9              -
Debt issuance costs                                  -           (4.7)
----------------------------------------------------------------------
Net Cash Provided by (Used in)
 Financing Activities                            (33.7)         628.9
----------------------------------------------------------------------
Net increase in cash and cash
 equivalents                                     236.4          779.5
Cash and cash equivalents at beginning
 of the period                                 1,164.8           34.5
----------------------------------------------------------------------
Cash and cash equivalents at end of
 the period                                   $1,401.2         $814.0
======================================================================

Supplemental Cash Flow Information
Cash paid for interest                          $108.3         $114.9
Cash paid (refunded) for income taxes            311.9          (44.1)


Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

----------------------------------------------------------------------
                          The DIRECTV Group
----------------------------------------------------------------------
     Reconciliation of Operating Profit Before Depreciation and
                  Amortization to Operating Profit(a)
----------------------------------------------------------------------
                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2006     2005      2006     2005
                                  --------- -------- --------- -------
                                     (Dollars in       (Dollars in
                                       Millions)         Millions)
Operating Profit Before
 Depreciation and Amortization      $977.0   $522.7  $1,581.9  $680.5
Subtract:  Depreciation and
 amortization expense                235.6    211.1     448.4   423.1
--------------------------------- ------------------ -----------------
Operating Profit                    $741.4   $311.6  $1,133.5  $257.4
================================= ================== =================

----------------------------------------------------------------------
(a) For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in The DIRECTV Group's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006. This Form 10-Q is expected to be filed with the SEC in August 2006.
----------------------------------------------------------------------


----------------------------------------------------------------------
                          The DIRECTV Group
----------------------------------------------------------------------
Reconciliation of Cash Flow before Interest and Taxes(3) and Free Cash
         Flow(2) to Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                      2006     2005      2006    2005
                                  --------- -------- --------- -------
                                     (Dollars in       (Dollars in
                                       Millions)         Millions)
Cash Flow before Interest and
 Taxes                              $400.4   $104.0    $585.5  $(34.3)
Adjustments:
  Cash paid for interest             (53.0)   (33.7)   (113.9) (116.6)
  Interest income                     32.3     31.0      79.5    53.1
  Income taxes refunded (paid)        17.0     (2.3)     15.1    (5.0)
--------------------------------- ------------------ -----------------
Subtotal - Free Cash Flow            396.7     99.0     566.2  (102.8)
Add Cash Paid For:
  Property and equipment             415.1    132.5     628.8   205.7
  Satellites                          48.6     95.1     105.2   227.5
--------------------------------- ------------------ -----------------
Net Cash Provided by Operating
 Activities                         $860.4   $326.6  $1,300.2  $330.4
================================= ================== =================

----------------------------------------------------------------------


----------------------------------------------------------------------
                         DIRECTV Holdings LLC
----------------------------------------------------------------------
Reconciliation of Cash Flow before Interest and Taxes(3) and Free Cash
         Flow(2) to Net Cash Provided by Operating Activities
----------------------------------------------------------------------
                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2006     2005      2006     2005
                                  --------- -------- --------- -------
                                     (Dollars in       (Dollars in
                                       Millions)         Millions)
Cash Flow before Interest and
 Taxes                              $449.5   $153.8    $660.6  $216.9
Adjustments:
  Cash paid for interest             (50.3)   (31.2)   (108.3) (114.9)
  Interest income                     17.3      3.7      31.7     4.5
  Income taxes refunded (paid)      (192.5)       -    (311.9)   44.1
--------------------------------- ------------------ -----------------
Subtotal - Free Cash Flow            224.0    126.3     272.1   150.6
Add Cash Paid For:
  Property and equipment             121.3    102.5     219.1   148.3
  Subscriber leased equipment -
   subscriber acquisitions           153.0        -     199.4       -
  Subscriber leased equipment -
   upgrade and retention              99.5        -     139.9       -
  Satellites                          48.6     95.2     105.2   195.6
--------------------------------- ------------------ -----------------
Net Cash Provided by Operating
 Activities                         $646.4   $324.0    $935.7  $494.5
================================= ================== =================

----------------------------------------------------------------------

(2) and (3) -- see footnotes above in this earnings release


DIRECTV HOLDINGS LLC
Non-GAAP Financial Measure Reconciliation and Other Data
(Unaudited)

----------------------------------------------------------------------
                         DIRECTV Holdings LLC
----------------------------------------------------------------------
         Reconciliation of Pre-SAC Margin to Operating Profit
----------------------------------------------------------------------
                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
                                        (Dollars in Millions)

Operating Profit                 $774.3    $333.2  $1,136.7    $371.6
Adjustments:
  Subscriber acquisition costs
   (expensed)                     401.4     622.2     969.0   1,367.8
  Depreciation and
   amortization expense           202.4     171.4     384.6     348.6
  Cash paid for subscriber
   leased equipment - upgrade
   and retention                  (99.5)        -    (139.9)        -
                               ---------------------------------------
Pre-SAC margin(a)              $1,278.6  $1,126.8  $2,350.4  $2,088.0
                               =======================================
Pre-SAC margin as a percentage
 of revenue(a)                     38.5%     38.1%     36.1%     36.2%
----------------------------------------------------------------------

----------------------------------------------------------------------
                           SAC Calculation
----------------------------------------------------------------------
                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
                                  (Dollars in Millions, Except SAC
                                               Amounts)
Subscriber acquisition costs
 (expensed)                      $401.4    $622.2    $969.0  $1,367.8
Cash paid for subscriber
 leased equipment - subscriber
 acquisitions                     153.0         -     199.4         -
                               ---------------------------------------
Total acquisition costs          $554.4    $622.2  $1,168.4  $1,367.8
                               =======================================
Gross subscriber additions
 (000's)                            863       964     1,782     2,101
Average subscriber acquisition
 costs-per subscriber (SAC)        $642      $646      $656      $651
----------------------------------------------------------------------

----------------------------------------------------------------------
                              Other Data
----------------------------------------------------------------------
                               Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------
Average monthly revenue per
 subscriber (ARPU)               $71.59    $67.79    $70.73    $66.91
Average monthly churn %            1.59%     1.69%     1.52%     1.59%
Total number of subscribers-
 platform (000's)                15,513    14,670    15,513    14,670
Capital expenditures
 (millions)                      $423.2    $197.7    $643.1    $343.9
----------------------------------------------------------------------

----------------------------------------------------------------------
(a) Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions "Subscriber acquisition costs" and "Depreciation and amortization expense" to "Operating Profit" from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. The DIRECTV Group and DIRECTV U.S. management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of "Subscriber acquisition costs," management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

    The DIRECTV Group and DIRECTV U.S. believe this measure is useful to investors, along with other GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.' operating performance to other communications, entertainment and media companies. The DIRECTV Group and DIRECTV U.S. believe that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.' current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.


    CONTACT: The DIRECTV Group, Inc.
             Media Contact: Robert Mercer, 310-964-4683
             Investor Relations: 212-462-5200